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                                                                    Exhibit 10.4

                                     FORM OF
                        CHANGE IN CONTROL SEVERANCE PLAN
                                       OF
                             JEFFERSON FEDERAL BANK

         1. Plan Purpose. The purpose of the Jefferson Federal Bank Employee Severance Compensation Plan is to assure for Jefferson Federal Bank (the "Bank") the services of Eligible Employees of the Bank in the event of a Change in Control (capitalized terms are defined in section 2 of this Plan) of Jefferson Bancshares, Inc. (the "Holding Company") or the Bank. The benefits contemplated by the Plan recognize the value to the Bank of the services and contributions of Eligible Employees of the Bank and the effect upon the Bank resulting from the uncertainties of continued employment, reduced employee benefits, management changes and relocations that may arise in the event of a Change in Control of the Bank or the Company. The Board of Directors of the Bank believes that it is in the best interests of the Bank and the Company to provide Eligible Employees of the Bank and the Company with such benefits in order to defray the costs and changes in employee status that could follow a Change in Control. The Board of Directors of the Bank believes that the Plan will also aid the Bank in attracting and retaining highly qualified individuals who are essential to its success and the Plan's assurance of fair treatment of the Bank's Eligible Employees will reduce the distractions and other adverse effects on Eligible Employees' performance in the event of a Change in Control.

         2. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

                    a. "Affiliate" means any corporation, trade or business, which, at the time of reference, is together with the Bank, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code; provided, however, that, where the context so requires, the term "Affiliate" shall be construed to give full effect to the provisions of Sections 409(l)(4) and 415(h) of the Code.

                    b. "Bank" means Jefferson Federal Bank, or any successor thereto.

                    c. "Change in Control" means any one of the following events occurs:

                           (i)     Merger: The Company merges into or
                                   consolidates with another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

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                           (ii)    Acquisition of Significant Share Ownership: a
                                   report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

                           (iii) Change in Board Composition: during any period of two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company.'s Board of Directors; provided, however, that for purposes of this clause (iii) each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

                           (iv) Sale of Assets: Company sells to a third party all or substantially all of the Company's assets.

                    d. "Company" means Jefferson Bancshares, Inc. or any successor thereto.

                    e. "Eligible Employee" means any Employee who, as of the effective date of the Change in Control has or would have been employed by the Bank for at least one year, and whose employment, within three months prior to a Change in Control, or within one year thereafter is either (i) involuntarily terminated by the Company or any Affiliate, other than for Just Cause, (ii) voluntarily terminated by an Eligible Employee following (A) a relocation of an Eligible Employee's principal place of employment to a location that is more than thirty-five (35) miles from its location immediately prior to the Change in Control, without his or her consent or (B) a reduction in the base salary of the Eligible Employee from the amount being paid as of the date immediately preceding the earlier of their termination date (but only if it occurs within three months of the Change in Control) or the effective date of the Change in Control; or (iii) voluntarily terminated by an Eligible Employee as a result of the failure to offer or employ the Eligible Employee in a "comparable position." For purposes of this Plan, a "comparable position" shall mean a position which (A) requires skills and knowledge similar to those required in the Eligible Employee's position immediately prior to the Change in Control and (B) involves a work

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                           schedule that is substantially similar to the work
                           schedule followed by the Eligible Employee immediately prior to the Change in Control. A position shall not fail to be a comparable position solely as a result of a change following a Change in Control in the Eligible Employee's (A) title, (B) supervisory authority or (C) reporting responsibilities.

                    f. "Employee" means any person who has been employed by the Company or any Affiliate for at least 120 days, on a full-time salaried basis, immediately prior to the Change in Control, excluding any person who is covered by an employment contract, change in control or severance agreement with the Company or any Affiliate.

                    g. "Just Cause," with respect to termination of employment, means an act or acts of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. In determining incompetence, acts or omissions shall be measured against standards generally prevailing in the banking industry, as determined by the Board of Directors of the Bank or the Company in its sole discretion.

                    h. "Year of Service" means each consecutive 12 month period, beginning with an employee's date of hire and running without a termination of employment in which an employee is credited with at least one hour of service in each of the 12 calendar months in such period. The taking of an leave of absence shall not eliminate a period of time from being a Year of Service if such period of time otherwise qualifies as such. Further if a particular 12 month period of time would not otherwise qualify under the Plan as a Year of Service because one hour of service is not credited during each month of such period due to the taking of a leave of absence, then such period of time shall be deemed to be a Year of Service for all other sections of this Plan. For purposes of determining a severance benefit under this Plan, partial years will be rounded up to the nearest whole Year of Service.

             3.     Severance Benefit to Eligible Employees.

                    a. Each Eligible Employee shall be entitled to receive a severance benefit equal to one (1) month's base pay for each Year of Service with the Bank or the Company. Notwithstanding the foregoing, an Eligible Employee shall be entitled to a minimum severance benefit equal to one (1) month base pay and a maximum severance benefit equal to twelve (12) month's base pay. For purposes of this Plan, "base pay" shall mean 1/12th of an Eligible Employee's monthly average cash compensation during the

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                           twelve (12) months preceding the Eligible Employee's
                           termination of employment.

                    b. All severance payments shall be made in a single lump sum payment, without discount, payable within 10 days of termination of employment.

                    c. Notwithstanding the provisions of paragraph (a) above, if a severance benefit payment to an Eligible Employee who is a "Disqualified Individual" shall be in an amount which includes an "Excess Parachute Payment," when taken together with any other payments or benefits that are paid or provided to the Eligible Employee, the payment to that Eligible Employee shall be reduced to the maximum amount which does not include an Excess Parachute Payment. The terms "Disqualified Individual" and "Excess Parachute Payment" shall have the same meanings as defined in
                           Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision thereto.

                    d. The Eligible Employee shall not be required to mitigate damages on the amount of their severance benefits by seeking other employment or otherwise, nor shall the amount of such severance benefit be reduced by any compensation earned by the Eligible Employee as a result of employment after termination of employment hereunder.

             4. Written Acknowledgment. As a condition to receiving any payments pursuant to paragraph 3 of this Plan, the Eligible Employee shall deliver to the Company or any applicable Affiliate on the date of his or her employment termination a written Acknowledgment signed by the Eligible Employee stating (i) that the severance payment to be made to the Eligible Employee pursuant to paragraph 3 above is in full and complete satisfaction of all liabilities and obligations of the Company and its Affiliates, directors, officers, employees and agents, except for any tax-qualified plan benefits that may be due and owing and except for any liabilities or obligations that may be required by law, and (ii) that the Company or any Affiliate shall not have any other liabilities or obligation to the Eligible Employee relating to the Eligible Employee's employment by the Company or any Affiliate.

             5. Legal Fees and Expenses. All reasonable legal fees and other expenses paid or incurred by a party hereto pursuant to any dispute or question of interpretation relating to this Plan shall be paid or reimbursed by the prevailing party in any legal judgment, arbitration or settlement.

             6.     Required Provisions.

                    a. The Company or any of its Affiliates may terminate an employee's employment at any time, but any termination by the Company or any of its Affiliates, other than termination for Just Cause, shall not prejudice employee's right to compensation under this Plan. Employee shall not

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                           have the right to receive compensation for any period
                           after termination for Just Cause as defined in
                           Section 2(g) of this Plan.

                    b. If an Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(3) or (g)(1), the Bank's
                           obligations under this Plan shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while their contract obligations were suspended and
                           (ii) reinstate (in whole or in part) any of the obligations which were suspended.

                    c. If an employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(4) or (g)(1), all
                           obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                    d. If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1813(x)(1), all obligations of the Bank under this Plan shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                    e. Any payments made to an Eligible Employee pursuant to this Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
                           (S)1828(k) and any regulations promulgated thereunder.

             7.     Administrative Provisions.

                    a. The administrator of the Plan shall be under the supervision of the Board of Directors of the Bank or a committee appointed by the Board of Directors of the Bank (the "Board"). It shall be a principal duty of the Board to see that the Plan is carried out in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. The Board will have full power to administer the Plan in all of its details subject, however, to the requirements of ERISA. For this purpose, the Board's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan: (i) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan; (ii) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan; (iii) to decide all questions concerning the Plan and the eligibility of any person to

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                           participate in the Plan; (iv) to compute the amount
                           of severance benefits payable to any Eligible Employee or other person in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid; (v) to authorize severance benefits; (vi) to appoint such agents, counsel, accountants, consultants and actuaries as may be required to assist in administering the Plan; and (vii) to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be by written instrument and in accordance with Section 405 of ERISA, if applicable.

                    b.     The Board will be a "named fiduciary" for purposes of
                           Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA.

             8.     Claims and Review Procedures.

                    a. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Board. If any such claim is wholly or partially denied, the Board will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Board (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

                    b. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may
                           (i) file a written request with the Board for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Board. The Board will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain

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                           specific reasons for the decision as well as specific
                           references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Board (or within 120 days, if special circumstances require an extension of time for processing the requests such as an election by the Board to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

             9. Governing Law. This plan shall be governed by the laws of the State of Tennessee.

             10. Termination or Amendment. This plan may be amended or terminated at any time, in the full discretion of the Board of Directors of the Bank, prior to the Change in Control. This plan may not be terminated or amended at the time of or after the occurrence of the Change in Control.

             Having been duly adopted by the Board of Directors of the Bank, this Plan is executed by a duly authorized officer of the Bank on this _____ day of ______________________, 2003.

ATTEST:                             JEFFERSON FEDERAL BANK


________________________________    By:_________________________________________
                                       For the Entire Board of Directors